Exhibit 99.1
Press Release

Triad Guaranty Inc. Reports Third Quarter Results

WINSTON-SALEM, N.C., November 10, 2009 -- Triad Guaranty Inc. (NASDAQ GS: TGIC) today reported a net loss for the quarter ended September 30, 2009 of $101.9 million compared to a net loss of $359.4 million for the second quarter of 2009 and a net loss of $160.1 million for the third quarter of 2008.  The 2009 third quarter diluted loss per share was $6.78 compared to a diluted loss per share of $23.91 for the 2009 second quarter and $10.69 for the third quarter of 2008.

The net loss for the nine months ended September 30, 2009 was $516.5 million compared to a net loss of $508.9 million for the nine months ended September 30, 2008.  The diluted loss per share was $34.44 for the nine months ended September 30, 2009 compared to a diluted loss per share of $34.14 for the nine months ended September 30, 2008.

Ken Jones, President and CEO, said, “The third quarter continued to be a very difficult environment for our business.  First-time defaults were down slightly from the second quarter of 2009, but continued at a high volume.  Compounding the problem, the cure rates on existing defaults were at historic lows and have shown little sign of improving. As a company in run-off, our primary focus remains the efficient and effective servicing of our insured portfolio, particularly with respect to loss management, in order to maximize our claims-paying ability.”

Mr. Jones continued, “Our financial position continued to deteriorate during the third quarter and we reported a deficit in assets of $625 million at September 30, 2009.  To meet all of our existing obligations, we will need to earn at least $625 million during the run-off of our existing business.”

For additional information concerning our results for the third quarter of 2009 and our financial position at September 30, 2009, please see our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, which will be filed today with the Securities and Exchange Commission and will be available at www.sec.gov or via our web site www.triadguaranty.com.  We have updated the quarterly statistical and supplemental information for the 2009 third quarter results on our web site at www.triadguaranty.com.   The supplemental information can be found under “Investors” and then under “Webcasts and Presentations” by the title “Supplemental Information – Third Quarter 2009”.

(Relevant Triad Guaranty Inc. financial and statistical information follows)

Triad Guaranty Inc.'s wholly owned subsidiary, Triad Guaranty Insurance Corporation, is a nationwide mortgage insurer pursuing a voluntary run-off of its existing in-force book of business.  For more information, please visit the Company's web site at www.triadguaranty.com.

Certain of the statements contained in this release are "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include estimates and assumptions related to economic, competitive, regulatory, operational and legislative developments. These forward-looking statements are subject to change, uncertainty and circumstances that are, in many instances, beyond our control and they have been made based upon our current expectations and beliefs concerning future developments and their potential effect on us. Actual developments and their results could differ materially from those expected by us, depending on the outcome of a number of factors, including: the possibility that the Illinois Department of Insurance may take various actions regarding Triad if it does not operate its business in accordance with its revised financial and operating plan and the corrective orders, including seeking receivership proceedings; our ability to operate our business in run-off and maintain a solvent run-off; our ability to continue as a going concern; the possibility of general economic and business conditions that are different than anticipated; legislative, regulatory, and other similar developments; changes in interest rates, employment rates, the housing market, the mortgage industry and the stock market; our ability to maintain the listing of our common stock on The NASDAQ Stock Market; and various factors described under "Risk Factors" and in the “Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995” in our Annual Report on Form 10-K for the year ended December 31, 2008 and in other reports and statements filed with the Securities and Exchange Commission.  Forward-looking statements are based upon our current expectations and beliefs concerning future events and we undertake no obligation to update or revise any forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made.

SOURCE: Triad Guaranty Inc.
CONTACT: Bob Ogburn, Vice President and Treasurer, at 336.723.1282 ext. 1167 or bogburn@tgic.com

Triad Guaranty Inc.
Consolidated Statement of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	(Unaudited)		(Unaudited)

	2009	2008	2009	2008
	(Dollars in thousands except per share amounts)

Earned premiums	$35,576	$65,654	$144,767	$207,583
Net investment income	12,342	10,349	34,393	29,071
Net realized investment gains (losses)	3,253	(6,519)	705	(7,615)
Other income	127	2	131	6
Total revenues	51,298	69,486	179,996	229,045

Losses and loss adjustment expenses:
Net settled claims	157,881	59,357	361,664	167,708
Change in reserves	(15,836)	165,958	302,748	559,469
Loss adjustment expenses	3,713	5,879	14,291	18,025
Net losses and loss adjustment expenses	145,758	231,194	678,703	745,202

Interest expense	1,202	691	3,791	2,863
Policy acquisition costs	-	-	-	39,416
Other operating expenses - net	9,659	8,726	27,750	50,070
Loss before income taxes	(105,321)	(171,125)	(530,248)	(608,506)

Income tax benefit	(3,426)	(11,030)	(13,760)	(99,586)

Net loss	$(101,895)	$(160,095)	$(516,488)	$(508,920)

Diluted loss per share	$(6.78)	$(10.69)	$(34.44)	$(34.14)

Diluted weighted average common and common
stock equivalents outstanding (in thousands)	15,033	14,973	14,995	14,907

Triad Guaranty Inc.
Consolidated Balance Sheet

	(Unaudited)		(Unaudited)
	September 30,	December 31,	September 30,
	2009	2008	2008

	(Dollars in thousands except per share amounts)
Assets:
Invested assets:
Fixed maturities, available for sale, at market	$814,821	$854,186	$862,486
Equity securities, available for sale, at market	56	583	615
Short-term investments	32,028	40,653	27,619
	846,905	895,422	890,720

Cash and cash equivalents	7,480	39,940	47,818
Prepaid federal income tax	-	15	15
Reinsurance recoverable	245,436	150,848	111,827
Other assets	54,331	44,309	51,576

Total assets	$1,154,152	$1,130,534	$1,101,956

Liabilities:
Losses and loss adjustment expenses	$1,576,303	$1,187,840	$1,042,053
Unearned premiums	13,385	15,863	16,870
Deferred income tax	-	-	22,889
Long-term debt	34,537	34,529	34,527
Deferred payment obligation	97,048	-	-
Other liabilities	57,906	28,968	14,016

Total liabilities	1,779,179	1,267,200	1,130,355

Stockholders' equity:
Accumulated deficit	(771,997)	(255,509)	(133,302)
Accumulated other comprehensive income	33,626	6,063	(7,913)
Other equity accounts	113,344	112,780	112,816

Total stockholders' deficit in assets	(625,027)	(136,666)	(28,399)

Total liabilities and stockholders' equity	$1,154,152	$1,130,534	$1,101,956

Stockholders' deficit in assets per share:	$(40.96)	$(9.01)	$(1.88)

Common shares outstanding	15,258,128	15,161,259	15,116,259

Triad Guaranty Inc.
Consolidated Statement of Cash Flow

	Nine Months Ended
	September 30,
	(Unaudited)
	2009	2008

	(Dollars in Thousands)

OPERATING ACTIVITIES
Net loss	$(516,488)	$(508,920)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Increase in loss and unearned premium reserves	385,985	681,191
Amounts due to/from reinsurer	(95,275)	(111,419)
Net realized investment (gains) losses	(705)	7,615
Policy acquisition costs deferred	-	(3,173)
Amortization of policy acquisition costs	-	39,416
Deferred income taxes	(14,841)	(94,991)
Redemption of Tax and Loss Bonds	15	115,993
Deferred payment obligation	97,048	-
Other operating activities	29,192	24,926

Net cash provided by operating activities	(115,069)	150,638

INVESTING ACTIVITIES
Purchases of investment securities	(171,049)	(782,316)
Sales and maturities of investment securities	245,225	612,418
Net change in short-term investments	8,538	26,692
Other investing activities	(105)	(1,348)

Net cash provided by (used in) investing activities	82,609	(144,554)

FINANCING ACTIVITIES
Repayments on credit facility	-	(80,000)

Net cash used in financing activities	-	(80,000)

Foreign currency translation adjustment	-	(3,077)

Net decrease in cash	(32,460)	(76,993)
Cash at beginning of period	39,940	124,811

Cash at end of period	$7,480	$47,818

TRIAD GUARANTY INC.
Sequential Quarterly Financial Statements
(unaudited)

	Condensed Statements of Operations For The Quarter Ended
	(Dollars in thousands)
	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2009	2009	2009	2008	2008	2008	2008	2007	2007
Revenue:
Earned premiums	$35,576	$64,833	$44,358	$49,840	$65,654	$69,864	$72,065	$73,130	$72,090
Net investment income	12,342	10,859	11,192	10,509	10,349	9,175	9,547	9,544	8,370
Realized investment gains (losses)	3,253	2,017	(4,565)	(18,944)	(6,519)	(3,799)	2,703	(29)	85
Other income (loss)	127	2	2	2	2	2	2	2	2
Total revenues	51,298	77,711	50,987	41,407	69,486	75,242	84,317	82,647	80,547
Losses and expenses:
Net settled claims	157,881	149,863	53,920	69,372	59,357	68,263	40,471	36,341	28,471
Change in reserves	(15,836)	278,956	39,628	106,080	165,958	218,568	174,561	150,687	76,612
Loss adjustment expenses	3,713	2,549	8,029	2,647	5,879	5,918	6,227	4,624	1,730
Net losses and LAE	145,758	431,368	101,577	178,099	231,194	292,749	221,259	191,652	106,813
Change in premium deficiency reserve	-	-	-	-	-	(15,000)	15,000	-	-
Interest expense	1,202	1,895	694	694	691	696	1,476	1,828	1,161
Amortization of DAC	-	-	-	-	-	-	39,416	4,637	4,567
Other operating expenses	9,659	8,680	9,411	8,639	8,726	27,238	14,106	10,895	11,686
Total losses and expenses	156,619	441,943	111,682	187,432	240,611	305,683	291,257	209,012	124,227
Income (loss) before income taxes	(105,321)	(364,232)	(60,695)	(146,025)	(171,125)	(230,441)	(206,940)	(126,365)	(43,680)
Income taxes (benefit)	(3,426)	(4,813)	(5,521)	(23,818)	(11,030)	(31,630)	(56,926)	(51,406)	(11,831)
Net income (loss)	$(101,895)	$(359,419)	$(55,174)	$(122,207)	$(160,095)	$(198,811)	$(150,014)	$(74,959)	$(31,849)

	Condensed Balance Sheets As Of
	(Dollars in thousands)
	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2009	2009	2009	2008	2008	2008	2008	2007	2007
Assets
Invested assets	$846,905	$851,640	$918,531	$895,422	$890,720	$869,022	$760,073	$784,539	$794,373
Cash	7,480	31,600	21,394	39,940	47,818	19,669	80,544	124,811	30,617
Real estate acquired	-	-	526	713	3,661	6,202	8,993	10,860	12,566
Deferred policy acquisition costs	-	-	-	-	-	-	-	36,243	35,574
Prepaid federal income tax	-	-	15	15	15	63,184	115,598	116,008	168,817
Reinsurance recoverable	245,436	234,248	182,589	150,848	111,827	55,316	93,244	5,815	2
Other assets	54,331	57,650	52,307	43,596	47,915	50,405	52,572	54,577	54,724
Total assets	$1,154,152	$1,175,138	$1,175,362	$1,130,534	$1,101,956	$1,063,798	$1,111,024	$1,132,853	$1,096,673

Liabilities and stockholders' equity
Liabilities:
Losses and loss adjustment expenses	$1,576,303	$1,591,207	$1,262,746	$1,187,840	$1,042,053	$817,262	$547,766	$359,939	$200,455
Premium deficiency reserve	-	-	-	-	-	-	96,073	-	-
Deferred income taxes	-	-	-	-	22,889	30,386	61,522	123,297	170,477
Borrowing under credit facility	-	-	-	-	-	-	-	80,000	80,000
Long term debt	34,537	34,535	34,532	34,529	34,527	34,527	34,522	34,519	34,517
Deferred payment obligation	97,048	27,020	-	-	-	-	-	-	-
Accrued expenses and other liabilities	71,291	52,066	59,477	44,830	30,887	40,714	32,699	36,247	39,754
Total liabilities	1,779,179	1,704,828	1,356,755	1,267,199	1,130,356	922,889	772,582	634,002	525,203
Total stockholders' equity (deficit in assets)	(625,027)	(529,690)	(181,393)	(136,665)	(28,400)	140,909	338,442	498,851	571,470
Total liabilities and stockholders' equity	$1,154,152	$1,175,138	$1,175,362	$1,130,534	$1,101,956	$1,063,798	$1,111,024	$1,132,853	$1,096,673